Exhibit 99.1
Contacts:
Bradford Zakes
President & CEO
ImaRx Therapeutics, Inc.
Bzakes@imarx.com
520-770-1259
IMARX THERAPEUTICS RECEIVES NOTIFICATION FROM NASDAQ
REGARDING NON-COMPLIANCE WITH NASDAQ’S STOCKHOLDERS’ EQUITY,
MARKET VALUE OR NET INCOME REQUIREMENTS
TUCSON, AZ — (August 26, 2008) — ImaRx Therapeutics, Inc. (NASDAQ:IMRX) today announced that it received a NASDAQ Staff Deficiency Letter on August 20, 2008 indicating based on the Form 10-Q for the period ended June 30, 2008, the Nasdaq Staff determined that the Company’s stockholders’ equity was $569,000. In addition, as of August 19, 2008, the Nasdaq Staff determined that the market value of listed securities was $1,423,203. Finally, the Company reported net loss from continuing operations of ($8,764,000), ($699,000), and ($27,926,000), in its annual filings for the years ended December 31, 2007, 2006 and 2005, respectively. Accordingly, the Company does not comply with Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity or $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.
As a result the Nasdaq Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq Capital Market. To facilitate their review, the Nasdaq Staff has requested that the Company provide on or before September 4, 2008 the Company’s specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan.
The Company intends to work closely with NASDAQ to resolve the deficiency and consider available options to regain compliance with the NASDAQ listing requirements.
Forward Looking Statements
Statements in this press release about future expectations, plans and prospects for the Company constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks related to: Events or developments affecting the Company’s share price; the Company’s potential inability to regain compliance with listing requirements; the risk that NASDAQ exercises its discretion to delist the Company’s shares from trading on the Nasdaq Capital Market; and, other important risks relating to the Company’s business, prospects, financial condition and results of operations that are discussed in the Company’s filing with the SEC.